                                                         EXHIBIT 4.3
                                     RPM


         NO. R-                                             $
                                                         DATED:

                          7.0% SENIOR NOTES DUE 2005

      CUSIP 749685 AE 3

        RPM, Inc., an Ohio corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to







or registered assigns, the principal sum of                              DOLLARS

on June 15, 2005, and to pay interest thereon from June 20, 1995 or from the most recent date to which interest has been paid or duly provided for, semiannually on June 15 and December 15 in each year (each, an "Interest Payment Date"), commencing December 15, 1995, and at Maturity, at the rate of 7.0% per annum, until the principal hereof is paid or duly made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

        Payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

        Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                                          RPM, INC.

     TRUSTEE'S CERTIFICATE OF
          AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE FIRST NATIONAL BANK OF CHICAGO, as Trustee      By:  /s/ Thomas C. Sullivan
                                                              Chairman


                                                    Attest: /s/ Paul A. Granzier
By:                                                           Secretary
    --------------------
    Authorized Signatory

  This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes") issued and to be issued in one or more series under an Indenture dated as of June 1, 1995 (herein called, together with all indentures supplemental thereto, the "Indenture") between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited (subject to exceptions provided in the Indenture) to the aggregate principal amount specified in the Officers' Certificate dated June 15, 1995 establishing the terms of the Notes pursuant to the Indenture.
  The Notes are not subject to redemption prior to maturity.
  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.
  As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
  The Notes are issuable only in registered form without coupons in the denominations specified in the Officers' Certificate dated June 15, 1995 establishing the terms of the Notes, all as more fully provided in the Indenture and such Officers' Certificate. As provided in the Indenture and in such Officers' Certificate, and subject to certain limitations set forth in the Indenture, such Officers' Certificate and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations as requested by the Holder surrendering the same.
  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.
  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
  The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, and satisfies certain other conditions, all as more fully provided in the Indenture.
  This Note shall be governed by and construed in accordance with the laws of the State of New York.
  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

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                                 ABBREVIATIONS

   The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

              TEN COM  -- as tenants in common                        UNIF GIFT MIN ACT --_______________ Custodian _______________
              TEN ENT  -- as tenants by the entireties                                        (Cust)                  (Minor)
              JT TEN   -- as joint tenants with right of                                  Under Uniform  Gifts to Minors Act
                          survivorship and not as tenants in common                      _________________________________________
                                                                                                          (State)

    Additional abbreviations may also be used though not in the above list.

                               ------------------

   FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

 PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
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             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

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the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________________________________________

_______________________________________________________________________Attorney
to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:
      _____________________________

   Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

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